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                                                                   EXHIBIT 10.23



                         [FISHER SCIENTIFIC LETTERHEAD]


           [CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
                           FILED WITH THE COMMISSION]


VIA OVERNIGHT DELIVERY


April 1, 1997

Mr. Tom Watlington
Senior Vice President
Biosite Diagnostics
11030 Roselle Street
San Diego, CA  92121

Dear Tom:

This letter is intended to serve as our most recent amendment of the Distribution Agreement dated November 11, 1991 (the "Agreement").

1. Biosite agrees that Fisher shall be permitted to apply its overachievement of kit sales for the 4th quarter of 1996 (i.e. [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]), which sales are described in the Amendment dated August 9, 1996, towards achievement of its sales target for the first quarter of 1997. Biosite further agrees that in any future period in which Fisher overachieves the applicable sales target, the number of kits by which the target is exceeded may be applied to the applicable target for the next succeeding calendar quarter.

2. The Triage(R) Intervention Panel ("Triage(R) Intervention Panel") shall hereby be added to the Agreement as a Product, as contemplated by paragraph 1.b. of the Agreement; provided, however that such addition shall be on a trial basis for a period of six (6) months (calculated from the date of first sale (i.e. invoice date) to Fisher), or such longer period as the parties may mutually agree, in writing, and shall be subject to the further terms and conditions contained herein:

     a. Sales of the Triage(R) Intervention Panel product shall be applied towards achievement of the existing sales targets described in the Amendment dated August 9, 1996.

     b. Paragraph 2 of the Amendment to the Distribution Agreement dated March 12, 1996 is hereby deleted; and the definition of Medical Segment set forth in paragraph 2(b) of the Agreement is hereby modified to include the following: hospital based occupational health clinics. Notwithstanding any provision set



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Mr. Tom Watlington
April 1, 1997
Page 2


          forth in this amendment or the Agreement (as heretofore amended) to the contrary, Biosite may continue the direct sale of the Triage(R) Intervention Panel to [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION].

     c. Upon execution hereof, Biosite shall provide Fisher with a list of all of its current Triage(R) Intervention Panel customer accounts, and shall cooperate with Fisher in encouraging such customer accounts to make any and all future purchases of the affected products from Fisher. Biosite will not sell Triage(R) Intervention Panel into the Medical Segment following thirty (30) days after the execution of this letter agreement.

     d. Paragraph 10(d) of the Amendment dated March 12, 1996 shall be amended to read as follows: "Products" shall mean such products as were available for purchase by CMS from Biosite as of December 26, 1995 as well as the Triage(R)Intervention Panel.

     e. Biosite shall sell the Triage(R) Intervention Panel to Fisher at a transfer price of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], and Fisher may resell such Product in the Territory on such terms as it may, in its sole discretion, determine, including, without limitation, price, returns, credit and discounts. [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] (attached as Exhibit A hereto) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION].

     f. In order for Biosite to validate the suitability of the Triage(R) Intervention Panel for customers' anticipated use, Fisher sales representatives or managers shall confer in advance of sale with designated Biosite management (the "qualification process"). Should Biosite management not agree that any such contemplated sale is appropriate, Fisher may, nonetheless, conclude the sale. However, in such instance, Fisher shall not be eligible to receive the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] described in paragraph 2.e. hereof. Notwithstanding the foregoing, any unsolicited sales by Fisher of Triage(R) Intervention Panel which are not reviewed by the parties under the qualification process shall be detailed and summarized by Fisher, and presented to Biosite for review on a quarterly basis. The parties shall promptly thereafter negotiate, in good faith, with respect to Fisher's entitlement to the applicable [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] (or to such other [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] as the parties may mutually agree) with respect thereto, and Fisher shall adjust financial accounts between the parties (by taking appropriate deductions from payments otherwise due Biosite in a succeeding payment cycle), in order to reflect the outcomes of such negotiations.



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Mr. Tom Watlington
April 1, 1997
Page 3


     g. For purposes of paragraph 5(d) of the Agreement only, the term "Products" shall not include the Triage(R) Intervention Panel.

Except as modified in this letter agreement and the various proceeding amendments to the Agreement, the Agreement shall remain in full force and effect. In the event of a conflict among the terms and provisions of the various agreements referred to herein, the applicable term or provision of the document later in time shall control.

3. This letter will also confirm that the total penalty amount (which was estimated at [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in the second paragraph of the Amendment dated August 9, 1996) is actually the sum of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]. Biosite acknowledges that Fisher has provided it with supporting documentation in such regard.

If the foregoing is acceptable, please so indicate by signing below and returning a copy of this communication to me.

Sincerely,


/S/ MARK MYSLINSKI

Mark Myslinski
Senior Vice President, Marketing

MM:lrh:rmf


Acknowledged and agreed by:

BIOSITE DIAGNOSTICS INCORPORATED


By: /S/ TOM WATLINGTON

Title: Sr. Vice President

Date: 4/3/97



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                                   EXHIBIT A

            [11 PAGES OF EXHIBIT A CONTAINING CONFIDENTIAL MATERIAL
                HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE
                                  COMMISSION].